92



EXHIBIT 10.4 - CONSULTANT AGREEMENT

                              CONSULTANT AGREEMENT


     This agreement is set forth this the 26th day of March, 2002 between 21st Equity Partners, LLC, at 15800 John J Delaney Drive Suite 325 Charlotte, NC 28277 referred to hereinafter as "Consultant" and Technology Connections, Inc., at 13777 Ballantyne Corporate Place, Suite 250, Charlotte, NC. This agreement sets forth the services provided by Consultant and the compensation and duties required of Corporation in contemplation of the corporations transformation from a private to a publicly traded entity. All references to "We" and "Consultant" as used herein refer to 21st Equity. All references to "You" or "Company" or "Corporation" refer to Technology Connections, Inc.

                                    ABOUT US
                                    --------

     21st Equity Partners LLC is pleased to provide services to your corporation in support of your decision to transform your business from a private to a publicly traded entity. As you know, the process for which a private company makes such a transformation is traditionally an expensive proposition, making the endeavor cost prohibitive for many outstanding emerging growth companies such as yours. The traditional "IPO", as it is known in the markets, can require a minimal cash outlay of several hundred thousand dollars or more, depending on various factors involved. Thus, many deserving "micro cap" companies were frozen out of having access to public capital because of insurmountable bureaucratic hurdles.

     Congress has long recognized that small business is an important foundation to the U.S. Economy. The U.S. Small Business Administration recently reported that small businesses employ over 50 percent of the U.S. Labor Force, account for nearly half the gross domestic product, and create the majority of new jobs in the United States. Congress and the SEC have recognized that a critical aspect in the continued viability of small businesses is access to capital above and beyond that which can be provided by banks.

     Therefore, in 1992, the SEC passed numerous initiatives to assist small businesses and make the process of accessing public markets less burdensome. One of the measures adopted by the SEC to achieve this goal was the promulgation of "Regulation S-B", the small business counterpart to "Regulation S-K."

     In essence, Regulation S-B scaled down in part the very voluminous data requirements necessary for a traditional IPO, making access to public markets for small companies a more affordable aim.

                                   HOW WE HELP

102

                                                     CORPORATION INITIALS: _____

                                                    CONSULTANT'S INITIALS: _____

     At 21EP, we provide assistance to our clients in three valuable areas, which are crucial to making your public company viable. We help in (1) The Process of Going Public; (2) Consultation Services for Access to Capital; and
(3) Consultation Services for Market Awareness once you have gone public. A brief overview of each of these areas is as follows.

                         (1) The Process of Going Public

     The Process of Going Public - The small business regulations passed in 1992 have created a highly valuable yet relatively untapped niche for small and growing businesses deserving access to public capital markets. Part of our mission at 21EP is to provide consulting expertise and guidance to micro cap companies who have recognized the importance of becoming public. With several former brokers on staff, and with our close affiliation with securities counsel and SEC certified accountants; we are able to provide fast, efficient and accurate information to our clients in the process of becoming public companies. Our affiliated professionals work closely with us and you to guide you through each step of the registration process. Generally, our clients choose to become public companies through one of two possible routes. These are SB2 Registration and Reverse Mergers.

The SB2 process is the small business equivalent of an IPO. This process is sometimes appropriate with newer businesses with lower revenue streams below $5 million gross annually. A Reverse Merger sometimes allows a private company to become publicly traded more quickly than is typical for the SB2. In this case, your company would merge with a publicly traded company listed on the NASDAQ bulletin board. In such a case, we would negotiate on your behalf to assure that you maintain control of the company post merger.

(2)  Access  to  Capital
------------------------

     Making  Referrals  for  Access  to  Capital  -  In  addition  to making the registration process more accessible to small businesses, the SEC's small business initiatives also made raising capital more accessible so that in some cases, limited amounts of capital may be raised from the public without the requirement of any federal registration at all. For example, Regulation A, of the Securities Act of 1933 up to $5 million can be raised within a period of 12 months. A full-blown registration is not required for a Regulation A offering, however, an offering circular, must be prepared and provided to investors and filed with the SEC. Regulation A allows unedited financial statements.
     Regulation D of the Securities Act of 1933 also allows for small businesses to raise capital without registration under three separate rules.
     Rule 504 governs offerings of up to $1,000,000 per year. No federal registration is required, but STATE governments also regulate offerings. You may or may not be able to be exempt from state requirements (blue sky laws) depending on the number and type of investors. Stock sold under this rule is generally not free trading unless one of several exceptions apply.
 Rule 505 governs offerings of up to $5,000,000 per year.  Rule 505 contains the
worst of both worlds - both federal and state regulation.   You may or may not
be able to be exempt from state regulation depending on the number and type of investors. Under the federal regulation, you can have up to 35 purchasers who do not meet any suitability requirements and an unlimited number of accredited investors. You must inform purchasers that they received restricted securities, meaning that the securities cannot be sold for at least a year without registering them.
 Rule 506 governs offerings without dollar limitation. You might think that this has the most regulation, but this is half right. There is more federal regulation, but the federal Rule 506 preempts state laws. There is no state regulation, but you usually have to file a copy of the federal form (Form D) with the state government and pay a state filing fee or state tax in states where securities are sold.
21st Equity works with you by providing expert consultation on various private offerings under Regulations A and D. Some accredited investors, for example, are more favorable to private offerings, which have "piggyback rights" to subsequent public offerings. This is because the investor knows he or she will have a clear "exit strategy."
We help analyze your company's individual needs and provide expert consultation services. Where private placement memoranda are required, our expert affiliates stand ready to help you in assembling the proper disclosures as may be required by the various federal or state regulations. In many cases, we are able to put your company in touch with a number of accredited investors who may be interested in providing capital investment in your company.
(3)  Market  Awareness  Consultation
     Once your company has become public, your ability to raise capital will depend in part on the volume and price of the company's publicly traded securities. To this extent, an effective and continuous public relations campaign will be necessary, whereby your company's story to the investing public is in the most accurate and most effective light possible. We have an established network of contacts in the public relations community with experience in the market awareness arena. We will refer you to these professionals. They will work with you to ensure the dissemination of truthful and accurate information to the investing public on an ongoing basis. Compensation and Fees
     The traditional cost of going public is substantial. Even for a small offering, out of pocket expenses can range from $250,000 to $500,000 or more.The Complete Going Public Handbook, Prima Venture Publishing, p. 7. By the same token, venture capitalists will often require as a prerequisite to investment that you surrender effective control of your company.
     We recognize that the magnitude of such cash outlays or loss of control to venture capitalists can make the process cost prohibitive in the micro cap arena. Therefore, we have structured our program to accomplish the end of allowing you to achieve public status with a minimal cash outlay. To accomplish this goal, you will agree to provide free trading shares of your public company to our consultants and us.
Generally, an effective program will require that you use up to thirty percent of outstanding free trading shares for the public relations phase which lasts for twelve months after you become public, plus a cash outlay of $30,000.00. However, 21st Equity will not receive 30% of free trading shares.
  The total percentage paid to 21st Equity will be 4.9% of outstanding unrestricted shares of the public traded entity. Shares for our payment will be issued via the appropriate registration form, an SB2 registration, immediately upon your company becoming public. Other professionals, such as public relations firms and accounting firms will likewise be paid directly by you in outstanding free trading shares of the company. These professionals will also be paid by free trading shares in your company above and beyond the amount allocated to 21st Equity Partners. Shares to these professionals will be issued under an SB2 registration, which you file upon becoming public.
By accepting our services, you agree to make available up to30% of the total outstanding shares in your company for payment to various professionals within our network or referred by us for investor relations and market awareness. No less than20%of the total outstanding shares will be made available at closing of merger or at effective date of your companies SB-2 with the remaining 10% available for additional consultants if needed.
Note: An addendum "A" will be provided to list all consultants, services, fees, and percentages of compensation.
Free trading shares due 21st Equity will be due at the time your company becomes public, either by the effective date of an SB2 statement with the SEC, or immediately upon successfully merging into an existing publicly trading entity. Finally, there is a $30,000.00 administrative fee, which will be due upon execution of this agreement.
     By accepting our services, you agree that any merger with an existing public company will involve your company retaining outstanding control of the merged entity. Therefore, you will retain the ability to issue free trading shares as payment to us at the appropriate time.
Services Provided
     The services that our network provides to you are in two phases. Phase One is the "Pre-Public" Phase, whereby our network of accountants and attorneys will work with us and with you to ensure that all proper documentation is prepared and filed with the Securities and Exchange Commission prior to going public. In some cases, our professionals also work with you in assembling private placement memoranda and give advice for proper compliance in the event of private placements.

 Phase Two is the "Public Relations" Phase. This phase kicks in upon bringing your company public. Here, we make referrals to public relations and market awareness experts to keep your company's story alive and viable before the investing public for a year.

A  more  detailed  description of services provided in each phase is as follows.

                                     PHASE 1
                                PRE-PUBLIC PHASE

"Pre-Public"  Phase  -  As a Micro Cap Corporation, the process of bringing your
-------------------
company public will take one of two routes. Working in conjunction with us, either you will file an SB2 registration with the Securities and Exchange Commission, or you will become public as a result of a merger with an existing public corporation on the OTC Bulletin Board. The procedure may vary depending on which route is recommended.

SB2 Route - If your company is brought public as a result of an initial registration under the SEC's new small business initiatives, you will be required to file a Form "SB2" with the United States Securities and Exchange Commission. To be eligible to use the SB2, generally your company will qualify if you have gross revenues of less than $25 million and a public float of less than $25 million. While this form is less voluminous than the traditional S-1
(IPO) filing, the form nevertheless requires specific information such as an overview of your company, risk factors, management discussion and analysis and accounting data.

Upon your decision to become public by this route, our legal and accounting network will spend considerable hours preparing the document for filing. By separate agreement with these professionals, we cover the cost of legal fees, thus allowing you to avoid the very expensive cash outlay for legal fees, which would normally accompany such a task cost prohibitive.

          Annual  Financial  Statements.  Regulation  SB  requires  that  small
          -----------------------------
business issuers shall file an audited balance sheet as of the end of the most recent fiscal year, or as of a date within 135 days if the issuers existed for a period less than one fiscal year, and audited statements of income, cash flows and changes in stockholders' equity for each of the two fiscal years preceding the date of such audited balance sheet (or such shorter period as the registrant has been in business). Therefore, if your company does not have audited financial statements, these will be necessary for filing the SB2. [Our company will cover the cost of audited financial statements necessary to prepare your company for filing.][You will be responsible for the costs of audited financial statements].

     Form  15C211  -  Once  your  SB2 has been approved, you will need a trading
     ------------
symbol. Our professionals will file the form with the SEC on your behalf at no additional costs to you.

          Blue Sky Registration - In addition to federal registration with the
          ---------------------
SEC, many state securities statutes require that your company be registered in their state or subject to a statutorily recognized exemption before trading can commence. Again, our legal and accounting professionals work together to achieve proper Blue Sky Registration whether your company is brought public by an SB2 or Reverse Merger.


     Merger  Route  -  Some  companies  elect  to  go public through merger with
     -------------
another  already  existing  public  company. In many cases, the ideal target for
     -
such a merger will be a public company, which is fully reporting and current with all of its filings and is trading on the OTC Bulletin Board. Sometimes these companies no longer have the level of business activity that they once had, often times because they have sold their subsidiaries to larger companies.

     Preparation of Merger Agreements and Letters of Intent. Should you elect to
     ------------------------------------------------------
go public through merger with such a company, it will not be necessary to file an initial SB2. However, an appropriate merger agreement will need to be drafted memorializing the terms of the merger between your company and the publicly traded entity. Additionally, in some but not all cases a letter of intent will be required prior to execution of the merger agreement. We will retain counsel to prepare the merger agreements, the letter of intent, and any other documents necessary to effectuate the merger agreement on your behalf at no additional costs to you.

     Audited  Financials  -  Unlike  an  SB2  filing,  which  requires  audited
     -------------------
financials to be filed before the effective date of going public, audited financials are not necessary prior to merger with a public company. However, audited financials generally must be provided within 60 days of merger. To avoid time constraints, we require that you provide audited financials within 45 days of merger.

     Name Change and 15c211 Registration - Once you have merged with the public
     -----------------------------------
company, the combined entity will generally do a name change. Most likely, you will wish to use the name of your existing corporation. Our professionals will work with you to ensure that all proper documentation is filed to change the name of the public entity, which you now control to the name of your existing corporation, or to another name, which you may choose. As with the SB2 process of going public, our legal and accounting professionals will take care of the legal paperwork necessary to effectuate the name change and 15c211 registration getting your new public company a ticker symbol.

          Blue Sky Registration - In addition to federal registration with the
          ---------------------
SEC, many state securities statutes require that your company be registered in their state or subject to a statutorily recognized exemption before trading can commence. Again, our legal and accounting professionals work together to achieve proper Blue Sky Registration whether your company is brought public by an SB2 or Reverse Merger.

     Making  Referrals for Access to Capital - Depending on the company's needs,
     ---------------------------------------
this service may also be provided to you in the "Pre Public" Phase. In this case, we work with your C.E.O. and/or C.F.O. to determine what if any short-term capital needs the company has. We then work with you to determine the best strategy for meeting those needs, focusing on your options under Regulation A or Regulation D of the Securities Act of 1933.

     Once we have mutually decided an offering exemption, we will work with you to set the amount and to put you in touch with a network of accredited investors. Our professionals will work with you to prepare a Private Placement Memorandum in support of your offering. Should we recommend and should you embark upon a Regulation A offering, our legal and accounting professionals will assist you in preparing the appropriate offering circular.

     In cases where the private offerings have "piggyback" registration rights to an SB2, our professionals will insure that investors buying under the private offering are registered under the SB2 to insure liquidity of their investment once your company goes public.

                                     PHASE 2
                             PUBLIC RELATIONS PHASE

     "Public Relations" Phase - For your company to be successful as a public company, your stock must have two components. It must have volume and it must have value. Immediately upon going public, it will be necessary to get your company's story to the investing public without delay. This will require additional free trading shares.

     Here at 21st Equity, we are a consultation firm. As such, we do not engage in the business of stock promotion. However, over the years we have compiled a proprietary list of reputable market awareness professionals and public relations firms who have the ability and who have proven track records of assisting micro cap companies seeking a presence on the public exchanges.

     These professionals also will work on behalf of your company for free trading shares. Enough free trading shares will be needed to ensure that your market awareness program can be funded for one year. By providing a long-term commitment to market awareness, you place your company in the best position to raise capital and to be noticed by established institutional investors.

     The total number of shares you will agree to make available for market awareness and public relations will depend on whether your company is being brought public via an SB2 registration or a reverse merger.

     Shares Required to Support Public Relations/Market Awareness in SB2 Filing
- In an SB2 filing, you will be required to allocate up to 25.1% of your shares for market awareness and public relations. This is in addition to the 4.9% you will pay to 21st Equity for our services. Thus the total number of shares to be set aside and held in escrow will be 30% of outstanding shares of your company.

     It is possible, depending on the progress of the public awareness campaign and the performance of the company, that some of these shares will not be used and will be returned to the company. However, our experience has shown that this percentage is a good estimate of the amount, which will be needed to sustain a public awareness campaign for twelve months.

Shares Required to Support Public Relations/Market Awareness For Reverse Merger
- If you are going public via a reverse merger with an existing public company, you will be required to allocate 20% of your shares for market awareness and public relations. This is in addition to the 4.9% you will pay to 21st Equity for our services. Thus the total number of shares to be set aside and held in escrow will be 24.9% of outstanding shares of your company.

Few shares are required to be set aside in the case of a reverse merger because the public company with which you are merging will generally already have had some public exposure.

Again it is possible, depending on the progress of the public awareness campaign and the performance of the company, that some of these shares will not be used and will be returned to the company. However, our experience has shown that this percentage is a good estimate of the amount, which will be needed to sustain a public awareness campaign for twelve months.

While we provide consulting services in connection with your company's "public relations" dealings with NASD broker/dealers and the investing public. (At no time shall the Consultant provide services which would require Consultant to be registered and licensed with any federal or state regulatory body or self-regulating agency.)

Additional Services Provided By Us

     In addition to the services enumerated above, we provide the following general services to you at no additional costs.

           During the term of this Agreement, we will provide those services customarily provided for a public relations firm to a Corporation, including but not necessarily limited to the following:


(a) Consultation and review of all corporate matters in preparation of the company becoming a "public company" for trading on the NASDAQ OTC-BB; and


(b) Preparing all documentation for a private placement of the company's securities through its association with securities counsel and SEC Certified
Public Accountants (to provide a public market of shares for trading once company is on the OTC-BB); and

(c) Draft and file all forms, through its association with securities counsel and SEC Certified Public Accountants, necessary to become a reporting company under the federal Securities Exchange Act of 1934; and

(d) Draft, file and respond, through its association with securities counsel and SEC Certified Public Accountants, to all comments regarding the company's registration of shares pursuant to a 1933 Act filing an SB-2 registration.

(e)      Assist  company  with  SEC  compliant  Audit  services

(f)      Coordination  of  filings  with  the  company's  auditors;  and

(g) In the event that Corporation goes public by merger with an existing public corporation, to provide consulting services pre and post merger phase

(h) Through its association with securities counsel and SEC Certified Public Accountants, filing of necessary documents with Standard & Poors to secure appropriate S&P reporting status for registration under various states "Blue Sky Laws."

(i)      Edgarization  transmissions.

(j) Aiding a Corporation in developing a marketing plan directed at informing the public as to the business of the Corporation;

(k) and Providing assistance and expertise in devising an advertising campaign in conjunction with the marketing campaign as set forth above; and

(l)         Advise the Corporation in dealing with institutional investors as it
pertains  to  the     Company's  offerings  of  its  securities;  and

(m) Aid and advise the Corporation in establishing a means of securing nationwide interest in the Corporation's securities; and

(n) Aid and assist the Corporation in developing an (investor friendly) "web site"; and

(o) Aid and consult the Corporation in the preparation and dissemination of all "due diligence" packages requested by and furnished to NASD registered broker/dealers and/or other institutional and/or fund managers requesting such information from the Corporation;


COMPLIANCE

     4. In the event the shares of the Corporation are not presently trading on any recognized market, the said shares delivered by Corporation to Consultant will, at that particular time, be "free trading," or, if a registration is contemplated, the shares shall have "piggy back" registration rights and will, at the expense of the Corporation, be included in said registration.

REPRESENTATIONS OF CORPORATION

     5. The Corporation, upon entering this Agreement, hereby warrants and guarantees to the Consultant that all statements, either written or oral, made by the Corporation to the Consultant are true and accurate, and contain no misstatements of a material fact. The Corporation acknowledges that the information it delivers to the Consultant will be used by the Consultant in preparing materials regarding the Company's business, including but not necessarily limited to, its financial condition, for dissemination to the public. Therefore, in accordance with Paragraph 6, below, the Corporation shall hold harmless the Consultant from any and all errors, omissions, misstatements, negligent or intentional misrepresentations, in connection with all information furnished by Corporation to Consultant, in accordance with and pursuant to the terms and conditions of this Agreement for whatever purpose or purposes the Consultant sees fit to use said information. The Corporation further represents and warrants that as to all matters set forth within this Agreement, the Corporation has had independent legal counsel and will continue to maintain independent legal counsel to advise the Corporation of all matters concerning, but not necessarily limited to, corporate law, corporate relations, investor relations, all manners concerning and in connection with the Company's activities regarding the Securities Act of 1933 and 1934, and state Blue Sky laws.

LIMITED LIABILITY

     6. With regard to the services to be performed by the Consultant pursuant to the terms of this Agreement, the Consultant shall not be liable to the Corporation, or to anyone who may claim any right due to any relationship with the Corporation, or any acts or omissions in the performance of services on the part of the Consultant, or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to its willful misconduct or culpable negligence.

TERMINATION

     7. This Agreement may be terminated by either party upon the giving of not less than sixty (60) days written notice, delivered to the parties at such address or addresses as set forth in Paragraph 8, below. In the event this Agreement is terminated by the Corporation, all compensation paid by Corporation to the Consultant shall be deemed earned. In the event this Agreement is terminated by Consultant, a portion of the compensation paid by Corporation to Consultant shall be "back-charged" to Consultant, and payable to the Corporation as follows:

     (a) In the event the Agreement is terminated by the Consultant in months 1 through 6, Consultant shall repay to Corporation two thirds (2/3rds) of the fees paid pursuant to Paragraph 3 above.

     (b)  In the event the Consultant terminates this Agreement during months
7 through 10, the Corporation shall be entitled to a return of fifty percent (50%) of the fees paid in accordance with Paragraph 3 above; thereafter, all fees paid shall be deemed earned.

     (c) In the event of a termination by either party, any repayment of funds or stock due from Consultant to Corporation may be paid either in cash or the equivalent number of shares of the Corporation received by Consultant from the Corporation in accordance with Paragraph 3 above, payable at the option of the Consultant. The valuation of said shares for purposes of repayment of shares, shall be the bid price of said shares as of the date shares are tendered back to the Corporation. If there is no bid price, then the price shall be agreed to, by separate writing, to be determined by the parties upon the execution of this agreement.

NOTICES

     8. Notices to be sent pursuant to the terms and conditions of this Agreement, shall be sent as follows:

As to Consultant:                       As to Corporation:
----------------                        -----------------
___________________                    ___________________
President                              President
21st Equity Partners LLC               Technology Connections, Inc.
15800 JOHN J DELANEY DRIVE STE 325     13777 BALLANTYNE CORPORATE PLACE
Charlotte, NC  28277                   Charlotte, N.C. 28277



                                 Attorneys' Fees

     9. In the event any litigation or controversy, including arbitration, arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation, arbitration or controversy, shall be entitled to recover from the other party or parties, all reasonable attorneys' fees, expenses and suit costs, including those associated within the appellate or post judgment collection proceedings.


ARBITRATION

     10. In connection with any controversy or claim arising out of or relating to this Agreement, the parties hereto agree that such controversy shall be submitted to arbitration, in conformity with the Federal Arbitration Act (Section 9 U.S. Code Section 901 et seq), and shall be conducted in accordance with the Rules of the American Arbitration Association. Any judgment rendered as a result of the arbitration of any dispute herein, shall upon being rendered by the arbitrators be submitted to a Court of competent jurisdiction within the State of North Carolina or in any state where a party to this action maintains its principal business or is a Corporation incorporated in said state.

GOVERNING LAW

     11. This Agreement shall be construed under and in accordance with the laws of the State of North Carolina, and all obligations of the parties created under it are performed in Charlotte, North Carolina. Further, in any controversy arising out of this Agreement, wherein arbitration is elected, the venue for said arbitration shall be in Mecklenburg County, North Carolina, and all parties hereby consent to that venue as the proper jurisdiction for said proceedings provided herein.

PARTIES BOUND

     12. This Agreement shall be binding on and inure to the benefit of the contracting parties and their respective heirs, executors, administrations, legal representatives, successors, and assigns when permitted by this Agreement.

LEGAL CONSTRUCTION

     13. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

PRIOR AGREEMENTS SUPERSEDED

     14. This Agreement constitutes the sole and only Agreement of the contracting parties and supersedes any prior understandings or written or oral agreements between the respective parties. Further, this Agreement may only be modified or changed by written agreement signed by all parties hereto.

MULTIPLE COPIES OR COUNTERPARTS OF AGREEMENT

     15. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts taken together shall have the effect of a fully executed original. Further, this Agreement may be signed by the parties and copies hereof delivered to each party by way of facsimile transmission, and such facsimile copies shall be deemed original copies for all purposes if original copies of the parties' signatures are not delivered.

HEADINGS

     16. Headings used throughout this Agreement are for reference and convenience, and in no way define, limit or describe the scope or intent of this Agreement or effect its provisions.


     IN WITNESS WHEREOF, the parties have set their hands and seal as of the date written above.
     Technology  Connections,  Inc.

     BY:    /s/  Kevin  G.  Kyzer
            ---------------------
                President

     21st  Equity  Partners  LLC

     BY:   /s/   David  Wood
            ---------------------
                President